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                                                                Exhibit 5

                                                  June 11, 1997

ALARIS Medical Systems, Inc.
IVAC Overseas Holdings, Inc.
IMED International Trading Corp.
10221 Wateridge Circle
San Diego, California 92121


                Re: Registration Statement on Form S-4 (333-18687)
                    ----------------------------------------------

Ladies and Gentlemen:

       We have acted as special federal securities law counsel for ALARIS Medical Systems, Inc., a Delaware corporation (the "Company"), IVAC Overseas Holdings, Inc., a Delaware corporation ("IVAC"), and IMED International Trading Corp., a Delaware corporation (collectively with IVAC, the "Guaranteeing Subsidiaries"), in connection with the registration statement of the Company and the Guaranteeing Subsidiaries on Form S-4 (333-18687) (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933, as amended (the "Act"), relating to the Company's offer to exchange (the "Exchange Offer") its 9-3/4% Senior Subordinated Notes due 2006, registered under the Act (the "New Notes"), for any and all of its outstanding 9-3/4% Senior Subordinated Notes due 2006.

      We have examined such corporate records, certificates and other documents, including certificates of public officials, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, it is our opinion that:

      1. When the (i) Registration Statement has become effective under the Act and (ii) New Notes are issued and authenticated in accordance with the terms of the Exchange Offer and the indenture (the "Indenture") for such New Notes, the New Notes will be (A) legally issued, fully paid and non-assessable and (B) the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless whether enforcement is sought at law or in equity).



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       2.  When the (i) Registration Statement has become effective under the
Act and (ii) New Notes are issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guarantees of the Guaranteeing Subsidiaries to be endorsed on the New Notes will be (A) legally issued, fully paid and non-assessable and (B) the valid and legally binding obligations of the Guaranteeing Subsidiaries, enforceable against the Guaranteeing Subsidiaries in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless whether enforcement is sought at law or in equity).

       The foregoing opinions are limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

       We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,


                                    /s/ GORDON ALTMAN BUTOWSKY
                                         WEITZEN SHALOV & WEIN